Exhibit 3.11

State of Delaware

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Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF FREDERICK MANUFACTURING CORPORATION FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 1986, AT 10 O’CLOCK A.M.

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[SEAL]	/s/ Michael Harkins
736338041	Michael Harkins, Secretary of State

	AUTHENTICATION:	|1031611

	DATE:	12/04/1986

CERTIFICATE OF INCORPORATION

OF

FREDERICK MANUFACTURING CORPORATION

1.                                       The name of the corporation is Frederick Manufacturing Corporation.

2.                                       The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is:

(a)                                  To manufacture machinery, parts of machinery, tools, and similar articles of commerce from iron, steel, other metals, wood, and similar materials; to conduct, manage, and control the business of making and selling tools, and special parts for machinery; and to engage in the general manufacturing business and to do everything necessary to carry on the general manufacturing and sales business.

(b)                                 To purchase or otherwise acquire, form, create, organize, invest in, own, manage, operate, conduct or undertake business associations and ventures of any or every sort;

(c)                                  To purchase, receive, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lease, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, insurance or annuities in any form, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof;

(d)                                 To purchase, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interests therein, wherever situated;

(e)                                  To pay pensions and establish pension plans, profit sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees;

(f)                                    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is One Thousand shares (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

All shares shall have equal rights and powers.

5A.                             The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Clarence H. Dicus	1700 City Center Square 1100 Main Street Kansas City, Missouri 64105

5B.                               The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Edward L. Benson	One Ward Parkway, Suite 100 Kansas City, Missouri 64112

Don H. Alexander	10453 W. 84th Terrace Lenexa, Kansas 66214

6.                                       The corporation is to have perpetual existence.

7.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8.                                       Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.                                       No person serving as a director of the corporation shall be liable to the corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director of the corporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derives an improper personal benefit.

10.                                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 3rd day of December, 1986.

/s/ Clarence H. Dicus
Clarence H. Dicus

STATE OF MISSOURI	)	ss.
)
COUNTY OF JACKSON	)

I, Phyllis Poulson, a notary public, do hereby certify that on the 3rd day of December, 1986, personally appeared before me Clarence H. Dicus, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Phyllis Poulson
Notary Public

My Commission Expires:
PHYLLIS POULSON Notary Public • State of Missouri
Commissioned In Jackson County
My Commission Expires Feb. 22, 1989